[GRAPHIC SEAL OMITTED]
                                                  UNITED STATES BANKRUPTCY COURT
                                                     WESTERN DISTRICT OF TEXAS

IT IS HEREBY ADJUDGED and DECREED that the below described is SO ORDERED.


Dated: October 19, 2004

                                             /s/    FRANK R. MONROE
                                             ----------------------------------
                                                    FRANK R. MONROE
                                             UNITED STATES BANKRUPTCY JUDGE

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                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                                 AUSTIN DIVISION


IN RE:                    )
                          )             CASE NO. 03-12387-FM
ECLICKMD, INC.,           )
                          )             CHAPTER 11
DEBTOR                    )


                              ORDER OF FINAL DECREE
                              ---------------------

         On the date shown below came on for consideration the Application of the Debtor for Entry of Final Decree and the Court finds that the Debtor's Plan of Reorganization has been substantially consummated, that this case is in a position to be closed, and that good cause exists, IT IS THEREFORE:

         ORDERED, ADJUDGED AND DECREED that the estate herein and the above captioned case be and the same is hereby closed.

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